Exhibit 23.02



                         CONSENT OF INDEPENDENT AUDITORS

We conset to the use of our report dated 21 May 1997, with respect to the financial statements of Swift Textiles Europe Limited (not included separately herein) for the year ended 31 March 1997, which report appears in the annual report on Form 10-K of Galey & Lord, Inc. for the year ended 3 October, 1998 and to the incorporation by reference in the Registration Statement on Form S-8 of Galey & Lord, Inc. pertaining to the Galey & Lord, Inc.
1999 Stock Option Plan of our report.



                                                            /s/ KPMG
                                                            ------------------
                                                               KPMG


Dublin, Ireland
May 17, 1999